Exhibit 8.1

São Paulo, June 11th, 2019.

LINX S.A.

Avenida Doutora Ruth Cardoso, No. 7221,

Cj. 701, Bl. A, sala 1, Edifício Birmann 21, CEP: 05425-902, São Paulo - SP

Re: Linx S.A.

Ladies and Gentlemen,

1.                                      We are acting as Brazilian counsel to Linx S.A (“Company”) in connection with the offering by the Company and certain selling shareholders of the Company’s common shares in the form of American depositary shares (“ADSs”), under the registration statement, as amended, on Form F-1, provided to us and as filed by the Company with the United States Securities and Exchange Commission (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We hereby confirm that the discussion set forth in the Registration Statement in the “Taxation” caption, and “Material Brazilian Tax Considerations” sub-caption, insofar as such discussion constitutes summaries of Brazilian law, is our opinion on the matters referred to therein based on what is expressed in Brazilian law currently in force.

3.                                      We consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the use of the name of our firm in the Registration Statement, under the caption “Legal Matters”. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

4.                                      This letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other person who is permitted to rely on the opinions expressed herein, as specified above, of any developments or circumstances of any kind, including any change of law or fact that may occur after the date of this letter, even if any such development, circumstance or change may affect our legal analysis, legal conclusions, or any other matters set forth in or relating to this letter.

5.                                      This opinion will be governed by and construed in accordance with the laws of Brazil as in effect on the date hereof.

Very truly yours,

/s/ Pinheiro Neto Advogados

BY	PINHEIRO NETO ADVOGADOS